Exhibit 99.2


LIFE & SAVINGS: VERY SOLID UNDERLYING PERFORMANCE

UNDERLYING EARNINGS                                       CHANGE         CHANGE AT
(Euro million)                         2004               FROM 2003      CST FX
----------------------------------------------------------------------------------

US                                      643                  +67             +131
 of which MONY                           56                  +56              +61
 of which AXA-Equitable                 587                  +12              +70
----------------------------------------------------------------------------------

WE SEE PROFITABLE GROWTH IN ... THE US

COMING FROM THE AXA DISTRIBUTORS CHANNEL (WHOLESALE)

o Plan to add nearly 50% more wholesalers in 2005, with heavy emphasis on developing the planner channel

o     Leverage MONY life wholesaling expertise

o Continue to develop third party sales: new relationships with Morgan Stanley, Bank One and Wells Fargo


.... AND FROM OUR PROPRIETARY CHANNEL (AXA/MONY ADVISORS)

o     Capture AXA operating efficiency gains with MONY

o Increase AXA product share in MONY sales (14% of MONY revenues in 4Q04 versus none before the acquisition)



Management currently anticipates that 2005 should see the full benefit of the MONY integration which, as indicated previously, should contribute in 2005 at least $170 million in underlying earnings to the AXA Group French GAAP earnings.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the operations, financial results, business and the products of AXA Financial and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. AXA Financial claims the protection afforded by the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act, and assumes no duty to update any forward-looking statement. Forward-looking statements are based on management's expectations and beliefs concerning future developments and their potential effects, and are subject to risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: changes in general economic conditions, including the performance of financial markets and interest rates; heightened competition from other insurance companies, banks and other financial institutions; downgrades in AXA Financial's and its subsidiaries' claims paying ability, financial strength or credit ratings; AXA Financial's reliance, as a holding company, on dividends from its subsidiaries and the applicable regulatory restrictions on the ability of its subsidiaries to pay such dividends; unexpected adverse results from litigation; regulatory changes that adversely affect AXA Financial's operations; AXA Financial's ability to successfully integrate acquired businesses; and other risks and uncertainties described from time to time in AXA Financial's filings with the Securities and Exchange Commission.